Exhibit II


March 22, 2001



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 23, 2001, of Complete Wellness Centers, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,



AMPER, POLITZINER & MATTIA P.A.









cc:   Mr. E. Eugene Sharer
      President and Chief Financial Officer
      Complete Wellness Centers, Inc.
      1964 Howell Branch Road, Suite 201
      Winter Park , Florida 32792